UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

Digerati Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-15687	74-2849995
(Commission File Number)	(IRS Employer Identification No.)

3463 Magic Drive, Suite 355 San Antonio, Texas	78229
(Addresses of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 614-7240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following directors of Digerati Technologies, Inc. (the "Company") did not stand for re-election at the Company’s Annual Meeting of Shareholders on September 15, 2014:

James J. Davis

William E. McIlwain

Arthur L. Smith

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held an Annual Meeting of Shareholders on September 15, 2014. A total of 1,469,411 shares (74.3% of the total shares outstanding) were represented in person or by proxy. The voting totals were:

Election of Directors

Nominee	For	Withheld
Craig K. Clement	483,743	58,464
Maxwell A. Polinsky	483,743	58,464

Approval of Executive Compensation

For	Against	Abstain
455,927	61,580	24,700

Frequency of Vote on Executive Compensation

1 Year	2 Year	3 Year	Abstain
100,304	8,707	422,916	10,280

Ratification of LLB & Associates Ltd., LLP as the Company’s independent accountant for the year ending July 31, 2014

For	Against	Abstain
1,176,965	284,314	8,132

Based upon the non-binding advisory vote of the shareholders, the Company intends to include a vote on the compensation of executives every three years.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

	By:	/s/Arthur L. Smith
	Name:	Arthur L. Smith
	Title:	Chief Executive Officer
Dated: September 19, 2014